                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                  INGRAM MICRO
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                             [INGRAM MICRO LOGO](R)

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                             TO BE HELD MAY 17, 2000

                            -------------------------

TO OUR SHAREOWNERS:

     The 2000 annual meeting of shareowners of Ingram Micro Inc. will be held at 80 Micro Drive, Jonestown, Pennsylvania on Wednesday, May 17, 2000, beginning at 10:00 a.m. local time. At the meeting, the holders of both outstanding classes of common stock of the Company--Class A common stock and Class B common stock--will act on the following matters:

         (1) Election of eight Directors, each for a term of one year;

         (2) Approval of the Ingram Micro Inc. 2000 Equity Incentive Plan; and

         (3) Any other matters that properly come before the meeting.

     All holders of record of shares of Class A common stock and Class B common stock at the close of business on March 27, 2000 are entitled to vote at the meeting or any postponements or adjournments of the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

IF YOU PLAN TO ATTEND:

     PLEASE NOTE THAT REGISTRATION AND SEATING WILL BEGIN AT 9:00 A.M. EACH SHAREOWNER MAY BE ASKED TO PRESENT A VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. SHAREOWNERS HOLDING STOCK IN BROKERAGE ACCOUNTS ("STREET NAME" HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE. IN ORDER TO VOTE YOUR SHARES AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                          By order of the Board of Directors,


                                          /s/ James E. Anderson, Jr.
                                          ------------------------------------
                                          James E. Anderson, Jr.
                                          Senior Vice President,
                                          Secretary and General Counsel

April 13, 2000
Santa Ana, California

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ABOUT THE MEETING................................................................ 1

         What is the purpose of the annual meeting?.............................. 1
         Who is entitled to vote at the meeting?................................. 1
         What are the voting rights of Class A shareowners and Class B shareowners?.......................................................... 1
         Who can attend the meeting?............................................. 2
         What constitutes a quorum?.............................................. 2
         How do I vote?.......................................................... 2
         Can I vote by telephone or electronically?.............................. 2
         Can I change my vote after I return my proxy card or
           vote by telephone or electronically?.................................. 2
         How do I vote my 401(k) shares?......................................... 3
         What are the Board's recommendations?................................... 3
         What vote is required to approve each item?............................. 3

STOCK OWNERSHIP.................................................................. 4

ITEM 1--ELECTION OF DIRECTORS.................................................... 7

         Directors Standing for Election......................................... 7
         Recommendation of the Board of Directors................................ 7
         Certain Relationships and Related Transactions..........................13
         Executive Compensation..................................................15
                  Report of the Human Resources Committee........................15
                  Compensation Committee Interlocks and Insider Participation....19
                  Employment Agreements..........................................19
                  Executive Compensation Summary Table...........................21
                  Stock Option Grants in Fiscal 1999.............................23
                  Option Exercises and Values for Fiscal 1999....................23
         Comparison of Five-Year Cumulative Total Returns........................25

ITEM 2--APPROVAL OF THE INGRAM MICRO INC. 2000 EQUITY INCENTIVE PLAN.............26

         Recommendation of the Board of Directors................................26
         What is the purpose of the plan?........................................26
         How is the plan administered?...........................................26
         How many shares can be awarded under the plan?..........................26
         What are the eligibility and participation criteria?....................26
         What are the types of awards that may be made under the plan?...........27
         How can the plan be amended or terminated?..............................27
         When does the plan terminate?...........................................27

                                                                                Page
                                                                                ----
         What are the U.S. federal income tax consequences under the plan?.......27
                  Options........................................................27
                  Stock appreciation rights......................................28
                  Restricted share awards and restricted share units.............28
                  Performance awards.............................................28
         What is the required vote?..............................................28

OTHER MATTERS....................................................................29

INDEPENDENT ACCOUNTANTS..........................................................29

ANNUAL REPORT....................................................................29

SHAREOWNER PROPOSALS.............................................................29

                             [INGRAM MICRO LOGO](R)


                          1600 EAST SAINT ANDREW PLACE
                           SANTA ANA, CALIFORNIA 92705

                              --------------------

                                 PROXY STATEMENT

                              --------------------


      This proxy statement contains information related to the annual meeting of shareowners of Ingram Micro Inc. to be held on Wednesday, May 17, 2000, beginning at 10:00 a.m. at 80 Micro Drive, Jonestown, Pennsylvania, and at any postponements or adjournments thereof. The date of this proxy statement is April 13, 2000. It is first being mailed to our shareowners on April 14, 2000.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, shareowners will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of Directors, approval of the Company's 2000 Equity Incentive Plan and consideration of any other matters presented to the meeting. In addition, the Company's management will report on the performance of the Company during fiscal 1999 and respond to questions from shareowners.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only shareowners of record at the close of business on the record date, March 27, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting or any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF CLASS A SHAREOWNERS AND CLASS B SHAREOWNERS?

     Holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be acted upon at the annual meeting.

     Each outstanding share of Class A common stock will be entitled to one vote on each matter to be voted upon at the meeting. Each outstanding share of Class B common stock will be entitled to ten votes on each matter to be voted upon at the meeting.

WHO CAN ATTEND THE MEETING?

     All shareowners as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 9:00 a.m. Each shareowner may be asked to present a valid picture identification, such as a driver's license or passport.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power represented by shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 144,740,442 shares of common stock of the Company were outstanding, consisting of 71,597,655 shares of Class A common stock and 73,142,787 shares of Class B common stock. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company by May 16, 2000, it will be voted as you direct. If you are a registered shareowner and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareowners who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If you are a registered shareowner (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

     If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

     The deadline for voting by telephone or electronically is 11:59 p.m. on May 16, 2000.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR ELECTRONICALLY?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke your previously granted proxy. In addition, you may change your telephonic or electronic vote as many times as you choose through May 16, 2000. Your last telephonic or electronic vote received by 11:59 p.m. on May 16, 2000 will be considered your final vote.

HOW DO I VOTE MY 401(k) SHARES?

     If you participate in the Ingram Micro 401(k) Plan, you may vote an amount of shares of Class A common stock equivalent to the interest in Class A common stock credited to your account as of the record date. You may vote by instructing Putnam Trust Company, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if they are received by May 10, 2000.

     If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     You may also revoke previously given voting instructions by May 10, 2000 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o    for election of the nominated slate of Directors (see pages 7 to 9);
          and

     o for approval of the Ingram Micro Inc. 2000 Equity Incentive Plan (see pages 26 to 28).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     For each other item, the affirmative vote of the holders of a majority of the voting power of shares represented in person or by proxy and entitled to vote at the time will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's Directors, the executive officers of the Company named in the Summary Compensation Table below, the Directors and executive officers of the Company as a group, and beneficial owners of more than 5% of either class of the Company's common stock. As of February 1, 2000, Martha R. Ingram, her children, certain trusts created for their benefit (including trusts where SunTrust Bank acts as trustee, as noted below), two charitable trusts, and a foundation created by the Ingram family (the "Ingram Family Stockholders") held 133,528 shares of Class A common stock (including 7,666 shares issuable for stock options exercisable within 60 days of February 1, 2000) in the aggregate (representing less than one percent of the total outstanding shares of Class A common stock) and 69,389,096 shares of Class B common stock in the aggregate (representing 94.7 % of the total outstanding shares of Class B common stock, and collectively with the Class A common stock held by the Ingram Family Stockholders, amounting to 86.3% of the aggregate voting power of the common stock). A significant number of shares attributable to the individual members of the Ingram Family Stockholders or related legal entities are reflected more than once in the table below as a result of members of the Ingram family being co-trustees of various trusts. Except as otherwise indicated, all information is as of February 1, 2000.

------------------------------------------------------------------------------------------------------------------------------
                                        CLASS A COMMON STOCK(1)           CLASS B COMMON STOCK             COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------
                                        SHARES                            SHARES                     % OF TOTAL
                                      BENEFICIALLY                     BENEFICIALLY                  OUTSTANDING   % OF TOTAL
NAME                                     OWNED        % OF CLASS          OWNED          % OF CLASS     SHARES    VOTING POWER
------------------------------------------------------------------------------------------------------------------------------
DIRECTORS:
Don H. Davis, Jr. ................      51,250(2)          *                --                 *           *           *
Kent B. Foster ...................          --(3)          --               --                 --          --          --
John R. Ingram(4)(5) .............      49,257(6)(7)       *        53,149,729(8)(9)(10)     72.5%       36.9%       66.1%
Martha R. Ingram(4)(5) ...........       6,665(7)          *        59,604,499(8)            81.4%       41.3%       74.2%
Orrin H. Ingram II(4)(5) ..........     44,290(7)          *        53,157,670(8)(9)(11)     72.6%       36.9%       66.1%
Philip M. Pfeffer ................     360,221(12)         *         1,972,478(9)              *          1.6%        2.5%
Gerhard Schulmeyer ...............       6,000(13)         *                --                 *           *           *
Jerre L. Stead ...................   3,415,000(14)        4.7%              --                 *          2.3%         *
Joe B. Wyatt .....................     129,230(15)         *                --                 *           *           *

NAMED EXECUTIVE OFFICERS:
Jeffrey R. Rodek .................     450,544(16)         *           288,750(17)             *           *           *
Michael J. Grainger ..............     396,769(18)         *            22,500                 *           *           *
Gregory M.E. Spierkel ............     149,390(19)         *                --                 *           *           *
Henri T. Koppen ..................      70,747(20)         *                --                 *           *           *
James E. Anderson, Jr. ...........     296,313(21)         *           101,250(17)             *           *           *
EXECUTIVE OFFICERS AND DIRECTORS,
AS A GROUP (20 PERSONS)(22) ......   5,733,074(7)(23)     7.7%      69,622,075(8)(9)(17)     95.0%       51.1%       86.9%

5% SHAREOWNERS:
David B. Ingram(4) ...............      33,316(24)         *        54,569,003(8)(9)(25)     74.5%       37.8%       67.9%
Robin Ingram Patton(4)(5) ........          --(7)          *        51,392,544(8)(9)         70.2%       35.6%       63.9%
E. Bronson Ingram QTIP Marital
Trust(4) .........................          --             *        49,099,259               67.0%       34.0%       61.1%
Ingram Charitable Fund, Inc.(5) ..  17,115,000(26)       24.1%              --                 --        11.9%        2.1%
FMR Corp. ........................   4,064,956(27)        5.7%              --                 --         2.8%         *
Mellon Financial Corporation .....   3,867,716(28)        5.4%              --                 --         2.7%         *
Sanford C. Bernstein & Co., Inc. .   6,738,192(29)        9.5%              --                 --         4.7%         *
SunTrust Bank ....................          --             --        8,612,248(30)           11.8%        6.0%       10.7%
------------------------------------------------------------------------------------------------------------------------------

----------------------
* Represents less than 1% of the Company's outstanding common stock.

FOOTNOTES:

1) Excludes each shareowner's beneficial ownership of Class B common stock, which may be converted into Class A common stock at any time, at the option of the holder.

2) Includes options to purchase 51,250 shares of Class A common stock, of which 2,500 options are exercisable within 60 days of the date of the table.

3) Mr. Foster's information is as of March 6, 2000, when he joined the Company as Chief Executive Officer and President and as a member of the Board of Directors.

4) David B. Ingram, Robin Ingram Patton, Orrin H. Ingram II, John R. Ingram, and Martha R. Ingram are trustees of the E. Bronson Ingram QTIP Marital Trust (the "QTIP Trust"), and accordingly each can be deemed to be the beneficial owner of the shares held by the QTIP Trust.

5) The address for each of the indicated parties is c/o Ingram Industries Inc. ("Ingram Industries"), One Belle Meade Place, 4400 Harding Road, Nashville, Tennessee 37205.

6) Includes options to purchase 49,257 shares of Class A common stock, of which 2,500 options are exercisable within 60 days of the date of the table.

7) Excludes 231,000 shares of common stock owned by Ingram Industries. As principal shareowners of Ingram Industries, the indicated shareowners may be deemed to be beneficial owners of the shares held by Ingram Industries.

8)   Includes 53,986,290, 51,015,336, 52,221,290, 52,186,290, 58,288,497, and
     60,413,217 shares, for David B. Ingram, Robin Ingram Patton, Orrin H. Ingram II, John R. Ingram, Martha R. Ingram, and all executive officers and Directors as a group, respectively, which shares are held by various trusts or foundations of which these individuals are trustees. Such individuals could each be deemed to be the beneficial owner of the shares held by trusts of which he or she is a trustee.

9) Excludes for John R. Ingram 1,459,064 shares held by one or more trusts of which he and/or his children are beneficiaries; for Orrin H. Ingram II 1,476,858 shares held by one or more trusts of which he and/or his children are beneficiaries; for Mr. Pfeffer 156,232 shares held by his children or one or more trusts of which his children are beneficiaries; for David B. Ingram 2,740,287 shares held by one or more trusts of which he and/or his children are beneficiaries; and for Robin Ingram Patton 2,936,039 shares held by one or more trusts of which she is a beneficiary. Each such individual disclaims beneficial ownership as to such shares.

10)  Includes 900,000 shares held in a grantor-retained annuity trust.

11)  Includes 900,000 shares held in a grantor-retained annuity trust.

12) Includes options to purchase 75,098 shares of Class A common stock, of which 2,500 options are exercisable within 60 days of the date of the table.

13)  Includes options to purchase 6,000 shares of Class A common stock.

14) Includes options to purchase 2,215,000 shares of Class A common stock, of which 445,000 options are exercisable within 60 days of the date of the table.

15) Includes options to purchase 57,665 shares of Class A common stock, of which 2,666 options are exercisable within 60 days of the date of the table.

16) Includes options to purchase 379,294 shares of Class A common stock, of which 16,000 options are exercisable within 60 days of the date of the table.

17) Includes options to purchase 26,250, 75,000 and 121,875 shares of Class B common stock, for Messrs. Anderson, Rodek and all executives as a group, respectively, of which 8,750, 37,500 and 55,000 are exercisable within 60 days of the date of the table.

18) Includes options to purchase 348,840 shares of Class A common stock, of which 62,000 options are exercisable within 60 days of the date of the table.

19) Includes options to purchase 112,890 shares of Class A common stock, of which 8,800 options are exercisable within 60 days of the date of the table.

20)  Includes options to purchase 45,290 shares of Class A common stock.

21) Includes options to purchase 285,051 shares of Class A common stock, of which 27,600 options are exercisable within 60 days of the date of the table.

22) Excludes shares held by J. Phillip Samper, a former member of the Company's Board of Directors who resigned as of March 6, 2000.

23) Includes options to purchase 3,839,147 shares of Class A common stock, of which 644,832 options are exercisable within 60 days of the date of the table.

24) Includes options to purchase 33,316 shares of Class A common stock. Excludes 2,901 shares owned by Ingram Entertainment Inc. ("Ingram Entertainment"). As principal shareowner of Ingram Entertainment, the indicated shareowner may be deemed to be the beneficial owner of the shares held by Ingram Entertainment. The address for Mr. Ingram is c/o Ingram Entertainment Inc., Two Ingram Boulevard, La Vergne, Tennessee 37089.

25)  Includes 2,700,000 shares held in three grantor-retained annuity trusts.

26) Ingram Charitable Fund, Inc. (the "Charitable Fund") is a Tennessee non-profit corporation operated under the direction of its board of directors, which is comprised of two members of the Ingram family, two representatives of Vanderbilt University, and an independent director.

27) Based on information provided in a Schedule 13G (Amendment) filed on February 11, 2000 by FMR Corp. ("FMR"), Edward C. Johnson 3d ("Mr. Johnson") and Abigail P. Johnson ("Ms. Johnson"). Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 3,992,456 shares of Class A common stock as a result of acting as investment adviser to various investment companies. Mr. Johnson, FMR (through its control of Fidelity) and various funds each has sole power to dispose of 3,992,456 shares owned by such funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' boards of trustees. Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR, is the beneficial owner of 72,500 shares as a result of its serving as investment manager for various institutional accounts. Mr. Johnson and FMR (through its control of Fidelity Management) each has sole dispositive power over, and the sole power to vote or to direct the voting of 72,500 shares held by, such institutional accounts. In addition, members of the Johnson family, including Mr. Johnson and Ms. Johnson, are deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940. The address of FMR, the filing person, is 82 Devonshire Street, Boston, Massachusetts 02109.

28) Based on information provided in a Schedule 13G filed on January 27, 2000 by Mellon Financial Corporation ("Mellon"), and its subsidiaries, Boston Group Holdings, Inc. ("BGH") and The Boston Company, Inc. ("TBC"). Mellon is the sub-custodian for shares held by the trustee of the Company's employee benefit plan, which is subject to ERISA. The securities reported include all shares held of record by the trustee of the plan which have not been allocated to the individual accounts of employee participants in the plan. Mellon disclaims beneficial ownership of all shares that have been allocated to the individual accounts of employee participants in the plan for which directions have been received and followed. Mellon reports that it has sole voting power as to 2,504,116 shares, shared voting power as to 245,300 shares, sole dispositive power as to 3,329,079 shares and shared dispositive power as to 515,800 shares. Each of BGH and TBC reports that it has sole voting power as to 2,281,337 shares, shared voting power as to 245,300 shares, sole dispositive power as to 3,053,300 shares and shared dispositive power as to 515,800 shares. The address of Mellon, BGH and TBC, the filing persons, is One Mellon Center, Pittsburgh, Pennsylvania 15258.

29) Based on information provided in a Schedule 13G filed on February 8, 2000 by Sanford C. Bernstein & Co., Inc. ("Sanford"). Sanford reports that it has sole voting power as to 3,971,755 shares, shared voting power as to 510,300 shares, sole dispositive power as to 6,738,192 shares and no shared dispositive power as to any shares. The address of Sanford, the filing person, is 767 Fifth Avenue, New York, New York 10153.

30) Based on information provided in a Schedule 13G (Amendment No. 3) filed on February 14, 2000 by SunTrust Bank, Atlanta ("SunTrust"). Includes shares held by various trusts with respect to which SunTrust acts as a trustee and shares voting and dispositive power. Excludes 40,889 shares of Class A common stock held in accounts for customers of SunTrust Banks, Inc. and its affiliates, including SunTrust. SunTrust Banks, Inc. and its affiliates had sole voting and dispositive power with respect to 7,789 of these shares, and shared voting and dispositive power with respect to 500 of these shares. SunTrust Banks, Inc. and its affiliates held an additional 32,000 shares of Class A common stock, which are also excluded in the number listed on the table, in non-discretionary accounts. SunTrust Banks, Inc. and each of its affiliates disclaim any beneficial interest in all shares of common stock it held. The address for SunTrust is 25 Park Place, NE, Atlanta, Georgia 30303.

     SECTION 16(a) COMPLIANCE. Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's Directors and executive officers complied during fiscal 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that due to inadvertence: (1) Ingram Industries failed to report (a) the sale by a subsidiary, Ingram Entertainment, of 9,430 shares on June 23, 1997, and (b) the disposition on June 27, 1997 of 5,570 shares attributable to Ingram Industries (resulting from the split-off of Ingram Entertainment from Ingram Industries), and (2) David B. Ingram failed to report (a) the acquisition on June 27, 1997 of 5,570 shares attributable to him (as a result of Ingram Entertainment's split-off from Ingram Industries on such date), and (b) the disposition on December 29, 1997 of 2,269 shares by Ingram Entertainment, also attributable to him.

                          ITEM 1--ELECTION OF DIRECTORS

                         DIRECTORS STANDING FOR ELECTION

     The Nominating Committee of the Board of Directors proposes that the nominees described below be elected to the Board of Directors of the Company for a new term of one year and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve a one-year term. If any of them become unavailable to serve as a Director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. DAVIS, FOSTER, J. INGRAM, O. INGRAM, PFEFFER, SCHULMEYER AND WYATT AND MRS. INGRAM AS DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

     The Directors standing for election are:

     DON H. DAVIS, JR.                       Director since October 1996

     Mr. Davis, age 60, is the Chairman of the Board and Chief Executive Officer of Rockwell International Corporation, a global electronic controls and communications company. Mr. Davis has served Rockwell International Corporation or its predecessors for 36 years, previously as President and Chief Executive Officer from October 1997 to February 1998; President and Chief Operating Officer from July 1995 through September 1997; Executive Vice President and Chief Operating Officer from January 1994 to July 1995; President, Automation Group from June 1993 to January 1994; and President of Rockwell International Corporation's wholly-owned subsidiary, Allen-Bradley Company, from July 1989 to January 1994. He is a member of the Board of Directors of Sybron International Corporation, a member of The Business Roundtable, the Business Council, The Conference Board, past Chairman of the Board of Governors of the National Electrical Manufacturing Association, and a director, trustee or member of a number of other business, educational and civic organizations.

     KENT B. FOSTER                          Director since March 2000

     Mr. Foster, age 56, became Chief Executive Officer and President of the Company in March 2000. Mr. Foster joined Ingram Micro after a 29-year career at GTE Corporation, a leading telecommunications company with one of the industry's broadest arrays of products and services. From 1995 through 1999, Foster served as President, GTE Corporation with responsibility for GTE's national businesses as well as corporate-wide responsibility for quality, marketing and technology, including GTE Laboratories. Mr. Foster was a member of GTE's Board of Directors from 1992 to 1999 and served as Vice Chairman of the Board from 1993 to 1999. In addition, he currently serves on the Boards of Directors of Campbell Soup Company, Inc., J.C. Penney Company, Inc., New York Life Insurance Company, the Dallas Symphony Orchestra and the Dallas Opera.

     JOHN R. INGRAM                          Director since April 1996

     Mr. Ingram, age 38, is Vice Chairman of Ingram Industries, a Nashville, Tennessee company with three operating divisions: Ingram Book Group, a leading wholesaler of trade books, textbooks and specialty magazines; Ingram Marine Group, which includes Ingram Barge Company and Ingram Materials Company; and Ingram Insurance Group, a provider of nonstandard automobile insurance in nine states through the Permanent General Companies. Mr. Ingram is also Chairman of Ingram Book Group. He was Co-President of Ingram Industries from January 1996 to June 1999. Mr. Ingram was also President of Ingram Book Company from January 1995 to October 1996. Mr. Ingram served as Acting Chief Executive Officer of the Company from May 1996 to August 1996 and held a variety of positions at the Company from 1991 through 1994, including Vice President of Purchasing and Vice President of Management Services at Ingram Micro Europe, and Director of Purchasing.

     MARTHA R. INGRAM                        Director since May 1996

     Mrs. Ingram, age 64, is the Chairman of the Board of Directors of Ingram Industries and served as Chief Executive Officer of Ingram Industries from May 1996 to June 1999. She previously served as Chairman of the Board of the Company from May 1996 to August 1996 and as Director of Public Affairs of Ingram Industries from 1979 to June 1995. Mrs. Ingram serves as President of the Board of Trust of Vanderbilt University. She also serves on the Board of Trust of Vassar College and on the Board of Directors of Weyerhaeuser Company, AmSouth BankCorp., and Baxter International Inc.

Orrin H. Ingram II                                 Director since September 1999

Mr. Ingram, age 39, is President and Chief Executive Officer of Ingram Industries. Mr. Ingram held numerous positions with Ingram Materials Company and Ingram Barge Company before being named as Co-President of Ingram Industries in January 1996. He was named to his present position as President and Chief Executive Officer of Ingram Industries in June 1999. He remains Chairman of Ingram Barge Company. Mr. Ingram serves on the Board of eSkye.com and is on the advisory Board of SunCom. He is actively involved in industry and professional organizations and currently serves on the Board of Directors of Boys and Girls Clubs of Middle Tennessee, Chairman of the Vanderbilt-Ingram Cancer Center Board of Overseers, the Vanderbilt University Medical Center, and the Executive Committee of United Way of Metropolitan Nashville.

Philip M. Pfeffer                                      Director since April 1996

Mr. Pfeffer, age 55, is President and Chief Executive Officer of Treemont Capital Inc., a private equity investment company. He previously served as Chief Executive Officer of Borders Group, Inc., a book, music and video retailer from November 1998 to April 1999. Mr. Pfeffer was also a Director and President and Chief Operating Officer of Random House, Inc., a publishing company, from May 1996 to September 1998. Prior to that, Mr. Pfeffer was Executive Vice President and a Director of Ingram Industries from December 1981 to March 1996, and Chairman and Chief Executive Officer of Ingram Distribution Group Inc., a subsidiary of Ingram Industries that included a predecessor of the Company, from December 1981 to December 1995. Mr. Pfeffer also served as President of Ingram Book Company from 1978 to 1981.

Gerhard Schulmeyer                                      Director since July 1999

Mr. Schulmeyer, age 60, is the President and Chief Executive Officer of Siemens Corporation, the holding company for U.S. businesses of Siemens AG (Munich). Prior to assuming his current position in January 1999, he served as President and Chief Executive Officer of Siemens Nixdorf, Munich/Paderborn, a position he held since 1994. Mr. Schulmeyer serves on several boards, including the Supervisory Board of Thyssen-Bornemisza (TBG Holdings), the Board of Directors of Alcan Aluminum Ltd., Montreal, Allied Zurich p.l.c., London, Zurich Financial Services, Zurich, Arthur D. Little, Cambridge, Mass., and Korn/Ferry International, New York. He also serves on the Board of Trustees of the MIT Corporation, Cambridge, Mass.

Joe B. Wyatt                                         Director since October 1996

Mr. Wyatt, age 64, is Chancellor of Vanderbilt University in Nashville, Tennessee, a position he has held since 1982. Mr. Wyatt was previously a Director of Ingram Industries from April 1990 through October 1996. Mr. Wyatt is a Director of El Paso Energy and Reynolds Metals Company.

         Martha R. Ingram is the mother of John R. Ingram and Orrin H. Ingram
II. There are no other family relationships among the Directors or executive officers of the Company.

WHAT ARE THE REQUIREMENTS FOR BOARD MEMBERSHIP?

         The Company has entered into a board representation agreement with the Ingram Family Stockholders. So long as the Ingram Family Stockholders and their permitted transferees (as defined in the board representation agreement, which include the Charitable Fund) own in excess of 25,000,000 shares of the outstanding common stock, proposed Directors are required to possess the following qualifications: (1) three individuals designated by the Ingram Family Stockholders, (2) one individual designated by the Chief Executive Officer of the Company, and (3) four or five individuals who are not members of the Ingram family or executive officers or employees of the Company. Directors designated by the Ingram Family Stockholders may, but are not required to, include Mrs. Ingram, any of her legal descendants, or any of their respective spouses. Mrs. Ingram and John and Orrin Ingram are considered Directors designated by the Ingram Family Stockholders. Mr. Foster is considered designated by the Chief Executive Officer of the Company. Messrs. Davis, Pfeffer, Schulmeyer and Wyatt are considered independent Directors. Each of the parties to the board representation agreement (other than the Company) has agreed to vote its shares of common stock in favor of the proposed nominees who fit within the qualifications set out in the agreement. The Ingram Family Stockholders' holdings of common stock are sufficient to guarantee the election of the Board nominees being considered at this meeting.

WHAT ARE THE OTHER RIGHTS OF THE INGRAM FAMILY STOCKHOLDERS UNDER THE BOARD REPRESENTATION AGREEMENT?

         In addition to provisions relating to the designation of Directors described above, the board representation agreement provides as follows:

         Certain types of corporate transactions, including transactions involving the potential sale or merger of the Company; the issuance of additional equity, warrants, or options; acquisitions involving aggregate consideration in excess of 10% of the Company's stockholders' equity; any guarantee of indebtedness of an entity other than a subsidiary of the Company exceeding 5% of the Company's stockholders' equity; and the incurrence of indebtedness in a transaction which could reasonably be expected to reduce the Company's investment rating: (1) lower than one grade below the rating in effect immediately following the Company's initial public offering in November 1996, or
(2) below investment grade, may not be entered into without the written approval of at least a majority of the voting power deemed to be held (for purposes of the board representation agreement) by the Ingram Family Stockholders and their permitted transferees.

         The board representation agreement will terminate on the date on which the Ingram Family Stockholders and their permitted transferees collectively cease to beneficially own at least 25,000,000 shares of the common stock of the Company (as such number may be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, and other transactions in the capital stock of the Company). The trustees, who in some cases are members of the Ingram family, are authorized to make all decisions for the trusts or foundations which are parties to the agreement.

HOW ARE DIRECTORS COMPENSATED?

         BASE COMPENSATION. Non-employee Directors receive no base compensation for service as Directors.

         OTHER COMPENSATION. Each non-employee Director is reimbursed for expenses incurred in attending meetings of the Board and Board committees. In addition to such reimbursement, each current non-employee Director who is not designated by the Ingram Family Stockholders was granted on the date his service began (but not prior to October 31, 1996), and each new non-employee Director who is not designated by the Ingram Family Stockholders will receive an automatic grant of, options to purchase 45,000 shares of Class A common stock upon election/appointment to serve as a new Director of the Company.

     We granted options under the Company's 1998 Equity Incentive Plan to Board members and certain of the Board committee members on October 27, 1999. Mrs. Ingram and Messrs. Davis, J. Ingram, O. Ingram, Pfeffer and Wyatt, and J. Phillip Samper (who resigned as a Director on March 6, 2000) each received grants of options to purchase 15,000 shares of Class A common stock in connection with their service as Board members. Mrs. Ingram and Messrs. Samper and Wyatt also received grants of options to purchase 1,000 shares of Class A common stock in connection with their service as Chairman of the Company's Nominating Committee, Human Resources Committee, and Audit Committee, respectively. All of these options vest in equal installments over twelve months, commencing December 1, 1999, have an exercise price of $12.125 per share and an eight-year term.

     On September 15, 1999, we granted to Mr. J. Ingram and Messrs. Schulmeyer and Wyatt options to purchase 6,000 shares of Class A common stock in connection with their service as members of the special committee established by the Board to conduct the search which resulted in the selection of Mr. Foster as the Company's new Chief Executive Officer and President. We also granted to Mr. Samper on the same date options to purchase 10,000 shares of Class A common stock in connection with his service as the initial chairman of the special committee. These options vested immediately, have an exercise price of $14.5625 per share and an eight-year term.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1999?

     The Board of Directors met eight times during fiscal 1999. Each Director attended more than 75% of the total number of meetings of the Board and the Committees on which he or she served, with the exception of Mr. Davis, who attended 71% (12 out of 17) and Mr. Schulmeyer who attended 67% (4 out of 6) of all such meetings.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Executive, Human Resources, Audit and Nominating Committees. During 1999, the Board also established a special search committee in connection with the Company's search for a new Chief Executive Officer.

                           BOARD COMMITTEE MEMBERSHIP
                              (AS OF MARCH 6, 2000)

-----------------------------------------------------------------------------------------------------------------
                                                      HUMAN
                                   EXECUTIVE        RESOURCES          AUDIT         NOMINATING          SEARCH
NAME                               COMMITTEE        COMMITTEE        COMMITTEE        COMMITTEE         COMMITTEE
-----------------------------------------------------------------------------------------------------------------
Don H. Davis, Jr. ..........                            **                                *
Kent B. Foster..............           **
John R. Ingram..............            *                                                                   *
Martha R. Ingram............                             *                               **
Philip M. Pfeffer...........                                             *                *
Gerhard Schulmeyer..........                                             *                                  *
Jerre L. Stead..............            *                *
Joe B. Wyatt................                                            **                                 **
-----------------------------------------------------------------------------------------------------------------


 *   Member
**   Chair

     EXECUTIVE COMMITTEE. The Company's Bylaws require that the Executive Committee be comprised of a Director designated by the Ingram Family Stockholders, a Director designated by the Chief Executive Officer of the Company, and an independent Director. The Committee may approve management decisions requiring the immediate attention of the Board of Directors during the period of time between each regularly scheduled meeting of the Board. The Committee does not have authority to approve any of the following items, all of which require the approval of the Board: (1) any action that would require the approval of the holders of a majority of the stock held by certain of the Ingram Family Stockholders or that would require approval of the holders of a majority of the common stock under applicable law or under the Company's Certificate of Incorporation or Bylaws (provided, however, that subject to applicable law, the Board is entitled to delegate to the Executive Committee the authority to negotiate and finalize actions, the general terms of which have been approved by the Board); (2) any acquisition with a total aggregate consideration in excess of 2% of the Company's shareowners' equity; (3) any action outside the ordinary course of business of the Company; or (4) any other action involving a material shift in policy or business strategy for the Board. In fiscal 1999, the Committee held two meetings.

     HUMAN RESOURCES COMMITTEE. The Company's Bylaws require that the Human Resources Committee be comprised of a Director designated by the Ingram Family Stockholders and two independent Directors. The purpose of the Human Resources Committee is to review and report to the Board on the Company's key strategic and operational human resource issues, ensuring that investments in human assets provide maximum return to all partners - associates, customers, shareowners and vendors. The Committee's oversight areas include compensation strategy, succession planning processes and key leader succession plan and work environment assessment and improvement. The Committee's primary administrative function is to assist the Company in attracting, retaining and motivating its executive officers through its responsibility for establishing the compensation of all executive officers and administering all stock related compensation plans. In fiscal 1999, the Committee held five meetings and acted by written consent on a number of occasions.

     AUDIT COMMITTEE. The Company's Bylaws require that the Audit Committee be comprised of three Directors, a majority of whom must be independent Directors. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, discuss and review in advance the scope and the fees of the annual audit and review the results of the audit with the independent auditors, review and approve non-audit services of the independent auditors, review compliance with existing major accounting and financial reporting policies of the Company, review the adequacy of the financial organization of the Company, and review management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices, the Company's draft annual financial statements and other key accounting and/or reporting matters, and the activities and recommendations of the Company's internal audit department. The Audit Committee held five meetings during fiscal 1999.

     NOMINATING COMMITTEE. The Company's Bylaws require that the Nominating Committee be comprised of two Directors designated by the Ingram Family Stockholders and a Director designated by the Chief Executive Officer of the Company. Notwithstanding such provision, the Nominating Committee currently consists of Messrs. Davis and Pfeffer, and Mrs. Ingram, with the concurrence of Mr. Foster and the Ingram Family Stockholders. The Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates, making recommendations to the Board regarding such candidates, reviewing and making recommendations to the Board with respect to candidates for Directors proposed by shareowners, and designating members of Board committees. Any shareowner wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a Director. The Committee held two meetings during fiscal 1999 and acted by written consent on several occasions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     AGREEMENTS ENTERED INTO IN CONNECTION WITH THE COMPANY'S NOVEMBER 1996 SPLIT-OFF FROM ITS FORMER PARENT, INGRAM INDUSTRIES. We were split-off from our former parent, Ingram Industries, in November 1996. At that time, we entered into agreements with the Ingram Family Stockholders covering board representation and registration rights for common stock held by the Ingram Family Stockholders (including shares of Class A common stock issued upon conversion of Class B common stock). The board representation agreement is described under "--What are the requirements for Board membership?" and "--What are the other rights of the Ingram Family Stockholders under the board representation agreement?"

     We also agreed to certain exchanges covering outstanding Ingram Industries options and stock appreciation rights ("SARs") held by current or former employees or directors of Ingram Industries, its former subsidiary Ingram Entertainment or their subsidiaries. We converted these options and SARs and exchanged certain Ingram Industries incentive stock units ("ISUs") for options to purchase shares of Class A common stock of the Company ("Rollover Stock Options"). We determined the exchange values for these options, SARs, and ISUs primarily on the value for the underlying common stock, and these underlying values were determined by the Board of Directors of Ingram Industries in accordance with the respective plans under which they were issued. A total of approximately 10,989,000 Rollover Stock Options were issued in connection with the split-off. We agreed to register at various times shares of Class A common stock issuable upon the exercise of Rollover Stock Options. We have completed several registrations with respect to shares of Class A common stock issuable upon exercise of Rollover Stock Options, and the registration statements that we have agreed to keep current are described below.

     REGISTRATION RIGHTS AGREEMENT. The Ingram Family Stockholders, their permitted transferees, and the other shareowners of Ingram Industries who received shares of Class B common stock in the split-off entered into a registration rights agreement which grants demand registration rights following the closing of the Company's initial public offering in November 1996. These demand registration rights may be exercised by the QTIP Trust for all or any portion (subject to certain minimum thresholds) of the shares of Class B common stock owned by the QTIP Trust, one or more of the other Ingram Family Stockholders and certain of their permitted transferees on up to three occasions during the 84-month period following the closing of the initial public offering; provided that the Company is not obligated to effect: (1) any registration requested by the QTIP Trust unless the QTIP Trust has furnished the Company with an opinion of counsel to the effect that such registration and any subsequent sale will not affect the tax-free nature of the split-off, or (2) more than one demand registration during any 12-month period. The registration rights agreement also grants one demand registration right (subject to certain minimum thresholds) to other members of the Ingram Family Stockholders (which may only be exercised during the 84-month period following November 1, 1996).

     The registration rights agreement restricts the exercise by any party to the agreement of a demand registration right. The Company has agreed that it will not grant any registration rights to any other person that are more favorable than those granted under the registration rights agreement or provide for the exercise of demand registration rights sooner than three months following a public offering in which such person was entitled to include its shares, unless the number of shares requested to be included in such public offering exceeded 125% of the number of shares actually included.

     The registration rights agreement also provides that the parties to the agreement are entitled to unlimited "piggyback" registration rights in connection with any proposed registration of equity securities by the Company (with certain specified exceptions) during the 84-month period following the completion of the initial public offering in November 1996. Employees who purchased shares of Class B common stock in the Company's July 1996 employee offering are bound by the provisions of the registration rights agreement as if the employees were parties to the agreement, and are also entitled to the "piggyback" registration rights.

     The registration rights agreement contains other provisions regarding reduction of the size of an offering that has been determined by the underwriters to have exceeded its maximum potential size and contains certain customary provisions, including those relating to holdback arrangements, registration procedures, indemnification, contribution and payment of fees and expenses.

     REGISTRATION STATEMENTS BEING KEPT CURRENT. We filed a registration statement on Form S-3 covering 10,949,298 shares of Class A common stock that was declared effective on November 20, 1997. It relates to the offer and sale of up to 2,735,944 shares of Class A common stock by the Company upon the exercise of Rollover Stock Options. It also relates to the offer and sale by the Ingram Thrift Plan, the Ingram Micro Savings Plan and the Ingram Entertainment Thrift Plan of a total of 8,213,894 shares of Class A common stock of the Company (resulting from the conversion of shares of Class B common stock of the Company held by these plans). We have agreed to keep the registration statement current.

     In connection with our December 1999 sale of shares of common stock of Softbank Corp., a Japanese corporation, we issued to Softbank warrants to purchase 1,500,000 shares of our common stock. This warrant has an exercise price of $13.25 per share, was immediately exercisable and had a term of five years. We also entered into a registration agreement with Softbank requiring us to register the resale from time to time of the shares of common stock issuable upon exercise of the warrant. We have filed a registration statement on Form S-3 with respect to these shares; the registration statement has not yet been declared effective. Softbank is under no obligation to sell its shares, and we do not know when or if Softbank will sell its shares. We have agreed to keep the registration statement effective generally until December 3, 2005.

     LOAN TO EXECUTIVE OFFICER. We have extended a $200,000 loan to an executive officer, Guy P. Abramo, to assist him with the purchase of his home. We have agreed to provide forgiveness for 20% of the outstanding principal and interest on April 1st of each year, commencing April 1, 2000, if Mr. Abramo continues to be an employee in good standing with Ingram Micro on each such date. Additionally, we have agreed to provide tax equalization payments to cover the taxes that Mr. Abramo may be liable to pay in connection with such forgiveness arrangement.

                             EXECUTIVE COMPENSATION

     The following Report of the Human Resources Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the stock performance graph by reference therein.

REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1999.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

      The Company's compensation program for executives consists of three key elements:

      o    a base salary,

      o    a performance-based annual bonus, and

      o    periodic grants of stock-based awards.

      The Human Resources Committee believes that this three-part approach best serves the interest of the Company and its shareowners. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both short- and long-term interests of shareowners. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" - namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based upon the Company's performance relative to set financial targets and achievement of individual performance objectives by the officer. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareowners.

THE COMPANY RETAINED HEWITT ASSOCIATES LLC TO CONDUCT A COMPETITIVE COMPENSATION STUDY.

     In 1999, the Company engaged Hewitt Associates LLC, a nationally recognized executive consulting firm, to conduct a total compensation measurement study to reassess the competitiveness of the Company's compensation programs (base pay, annual incentives and long-term incentives) for its global senior management team. In doing so, the value of each of the Company's pay elements was compared to the following:

     o Information available from Hewitt's databases for a selected group of 12 world-class high technology and distribution companies that the Company believes are its competitors in recruiting the best executives and who provide outstanding performance in shareowner return, and

     o For a limited number of executive positions, information from publicly available proxy statements of 31 electronics, high technology, wholesale/distributor and retail companies that the Company believes are also in competition in recruitment for the best executives.

     Based on the results of the Hewitt study, the Committee implemented new base pay ranges and long-term incentive award guidelines for each member of its global senior management team in December 1999.

     BASE SALARY. Base salary for the Company's executive officers, as well as changes to such salaries, are determined by the Committee after considering the recommendations of the Company's Chief Executive Officer and taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer's service.

     Prior to the 1999 Hewitt study, base salary ranges for executives had been set at approximately 85% of the median for a selected group of 17 world-class high technology and distribution companies reviewed by Hewitt in 1997. After consideration of the 1999 Hewitt study, the Committee directed management of the Company to adjust base pay ranges for executives to 100% of market (based on 1999 information) and to improve alignment of executive base pay with market.

     ANNUAL BONUS. The Company's 1999 Executive Incentive Award Plan provides for performance-based bonuses for executives as well as other management level associates of the Company. It has been structured so that the level of total cash compensation (base salary plus annual bonus) will exceed the median level of cash compensation for the selected companies reviewed by Hewitt in 1997 when high levels of corporate, business unit and individual performance are achieved. Conversely, when the Company and business units fall short of established targets, the level of cash compensation will fall below the median level of cash compensation for these companies. Specifically, the annual bonus was based 60% on the Company's performance relative to preset financial performance targets and 40% on individual performance against preset objectives, assuming minimum financial targets are met. The financial objectives and personal objectives portions of the annual bonus has been changed to 70% and 30%, respectively, for fiscal 2000.

     With respect to the portion of the annual bonus based on individual performance, the Company adopted a process of Objectives, Measures and Rewards in 1998 to link payment directly to the objectives, strategies and tactical business plans of the Company. The purpose of OMR is to create an environment for all associates that focuses energy, provides alignment, creates individual ownership within the Company and rewards achievement. The OMR process is designed so that each associate's individual objectives and team objectives contribute toward the achievement of the Company's overall objectives. In addition, the OMR process is designed to provide zero conflict by preventing one associate from setting objectives that may have a negative impact on the achievement of someone else's objectives.

     No annual bonus is payable unless the Company achieves certain minimum financial targets.

     STOCK-BASED AWARDS. During fiscal 1999, the Human Resources Committee's stock-based award guidelines provided generally for the grant of stock options to executive officers upon initial employment, promotion and an annual grant on February 1, 1999. In addition, the Committee approved special stock-based awards for executive officers as retention incentives in October 1999.

     Options that were granted prior to October 1, 1999 typically vest 20% per year, commencing on the first anniversary of the grant date. However, in order to provide additional retention incentives for the Company's executives, the Committee approved a change in the vesting guidelines for new awards commencing October 1, 1999. Since that date, options awarded to executives typically vest 33 1/3% each year, commencing on the first anniversary of the grant date. Beginning in 2000, the Company anticipates that targeted annual grants will be made on a semi-annual basis. The aggregate amount granted semi-annually will equal the amount previously targeted to be granted on an annual basis.

     In carrying out the Committee's guidelines, the Company's Chief Executive Officer recommends to the Human Resources Committee, for review and approval, the number of options to be granted, within a range associated with an individual's salary grade level. The Company's Chief Executive Officer may make recommendations that deviate from the guidelines where he deems it appropriate.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     NO SALARY OR ANNUAL BONUS. Jerre L. Stead, the Company's Chief Executive Officer in 1999, received no salary or annual bonus.

     At the time of the Company's initial public offering in November 1996, Mr. Stead received a one-time grant of options to purchase 3,400,000 shares of the Company's Class A common stock at the initial public offering price, $18.00 per share. The number of options was determined at the time of Mr. Stead's employment with the Company, based on a comparison with other firms with which the Company believed it was competing for top executive talent.

     NON-PERFORMANCE OPTIONS. Of the 3,400,000 options awarded to Mr. Stead, 200,000 were vested immediately and 1,600,000 vest in four equal installments on April 1 of each of the years 1998 through 2001.

     PERFORMANCE OPTIONS. The remaining 1,600,000 options vest 100% on November 1, 2005 or sooner if the stock price of the Company reaches a certain level or if the Company's earnings per share meet preset targets. Of these performance options, 800,000 vested on April 28, 1998 because of the completion of a 90-calendar day period in which the beginning, ending and average reported closing price of the Company's Class A common stock on the New York Stock Exchange exceeded $35.00 per share. The other 800,000 performance options vested on October 24, 1998 because of the completion of a 90-calendar day period in which the beginning, ending and average reported closing price of the Company's Class A common stock on the New York Stock Exchange exceeded $45.00 per share. The first day of measuring the consecutive 90-day periods was January 1, 1998.

     COMPENSATION OPTIONS. Mr. Stead's employment agreement provides that the Company would compensate him in a mutually agreeable manner in the event that the Company's initial public offering price exceeded $14.00.

     On May 27, 1997, the Committee agreed to compensate Mr. Stead by granting options to purchase 400,000 shares of the Company's Class A common stock to Mr. Stead, at an exercise price of $23 3/8 per share, which was the New York Stock Exchange closing price for the Company's stock on that date.

     Of these 400,000 options, (1) 40,000 options vested on May 27, 1997, (2) 180,000 vest in four equal installments on April 1 of each of the years 1998 through 2001, (3) 90,000 vested on April 28, 1998 upon meeting the stock price target required for vesting the first 800,000 performance options, and (4) 90,000 vested on October 24, 1998 upon meeting the stock price target required for vesting the second 800,000 performance options.

     EXTENSION OF OPTION EXERCISE PERIOD. Under Mr. Stead's employment agreement with the Company, Mr. Stead has a period of two years from the date his employment terminates with the Company to exercise his vested options. However, Mr. Stead must exercise the non-performance options no later than March 31, 2004 and exercise the performance options no later than March 31, 2006. In addition, the Committee may, at its discretion, revise the terms and conditions of these stock options to the extent permitted by the 1996 Equity Incentive Plan.

     OTHER INFORMATION RELATING TO MR. STEAD'S VESTED OPTIONS. Mr. Stead exercised 1,000,000 of his vested options on December 24, 1998. He has announced that he has no plans to sell the shares in the near future.

     Mr. Stead made gifts in 1997 and in 1999 to four trusts that benefit his grandchildren by transferring a total of 140,000 vested options to these trusts.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's Chief Executive Officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

     The Human Resources Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

     The Board and the Human Resources Committee reserve the authority to award non-deductible compensation in circumstances which they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

                                       Members of the Human Resources Committee

                                       J. Phillip Samper (Chairman)*
                                       Martha R. Ingram
                                       Don H. Davis, Jr.

----------------
* Mr. Samper resigned as Chairman of the Committee and as a member of the Board as of March 6, 2000. Mr. Davis is the current Chairman of the Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except for Mr. Stead, none of the members of the Board's Human Resources Committee is or has been an officer or employee of the Company.

EMPLOYMENT AGREEMENTS

     AGREEMENT WITH MR. STEAD. In August 1996, we entered into an agreement with Mr. Stead covering his service as Chairman of the Board and Chief Executive Officer of the Company. The agreement provides for the grant to Mr. Stead of 3,600,000 options at the initial public offering price of Class A common stock. In lieu of receipt of 200,000 of these options, Mr. Stead purchased 200,000 shares of common stock directly from the Company at the initial public offering price. The vesting terms of Mr. Stead's 3,400,000 options are described in the Human Resources Committee's Report on Executive Compensation. Under the agreement, Mr. Stead did not receive any salary, bonus, or other cash compensation. The Company also agreed to provide Mr. Stead and his spouse with lifetime healthcare coverage, with a lifetime cap of $2.0 million, as well as certain other perquisites.

     AGREEMENT WITH MR. FOSTER. In March 2000, we entered into an employment agreement with Mr. Foster covering his service as Chief Executive Officer of the Company. The initial term of this agreement runs through the end of 2002, but is automatically extended for successive additional periods of one year unless either the Company or the executive opts out at least 60 days prior to the scheduled extension time. The agreement will automatically be extended for a period of 24 months upon any change in control, as defined in the agreement.

     The agreement provides for an annual base salary of $1,000,000 and the opportunity for an annual incentive compensation award. Under the agreement, Mr. Foster is eligible for a target annual bonus opportunity of 100% of his annual base salary, and a maximum bonus opportunity of 200% of his annual base salary. We have agreed that for the Company's fiscal year ended December 30, 2000, Mr. Foster will receive a bonus of not less than 100% of his annual base salary earned during the fiscal year. We have also granted to Mr. Foster options to acquire 1,500,000 shares of Class A common stock, at an exercise price of $11.5625. These options will vest in three equal installments of 500,000, on March 6 of each of the years 2001 through 2003. The agreement also provides for Mr. Foster's participation in the Company's health and benefit programs.

     In the event we elect to terminate Mr. Foster's employment with the Company for any reason other than cause or if Mr. Foster elects to terminate his employment for "good reason," each as defined in his agreement, within 24 months after a change in control event, as defined in the agreement, we have agreed to pay Mr. Foster (1) an amount equal to three times the sum of his annual base salary and target annual bonus, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid in equal installments over a 36 month period.

     In the event we elect to terminate Mr. Foster's employment with the Company for any reason other than cause at any other time during the term of his agreement, we have agreed to pay Mr. Foster (1) an amount equal to two times his annual base salary, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid in equal installments over a 24 month period.

     In the event Mr. Foster elects to terminate his employment for "good reason" at any other time during the term of his agreement, we have agreed to pay Mr. Foster (1) an amount equal to two times the sum of his annual base salary and target annual bonus, and (2) his prorated target annual bonus for the year in which his employment terminates. These amounts will be paid in equal installments over a 24 month period.

     Mr. Foster's unvested stock options will continue to vest in accordance with their normal vesting schedule during any time that the payments described above are made under the agreement. However, Mr. Foster's unvested stock options will vest immediately upon a change in control event, as defined in the agreement. We have also agreed to allow Mr. Foster a minimum of three additional years after his termination date to exercise his vested stock options in the event his employment is terminated for any reason other than cause.

     Mr. Foster will continue to receive medical coverage, his annual physical and tax preparation services during the period that any payments are required to be made under the agreement. In the event that any of the payments provided for under Mr. Foster's agreement are considered golden parachute payments subject to federal excise taxes, we will pay additional amounts to Mr. Foster so that he will receive the net amounts after payment of taxes.

     AGREEMENTS WITH NAMED EXECUTIVE OFFICERS. We also entered into executive retention agreements in January 2000 with each of Messrs. Grainger, Spierkel, Koppen and Anderson and with three other executive officers of the Company. The term of these agreements will run through March 6, 2002, but will be automatically extended for successive additional periods of one year unless either the Company or the executive opts out at least 60 days prior to the scheduled extension time. The agreements will automatically be extended for a period of 24 months upon any change in control of the Company, as defined in the agreements.

     In the event we elect to terminate the employment of any of these executives for any reason other than cause or the executive elects to terminate his employment for "good reason," each as defined in their respective agreements, prior to March 6, 2002, or within the 24 months after a change in control event, as defined in the agreement, the executive will receive (1) an amount equal to two times the sum of his annual base salary and target annual bonus, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid in equal installments over a 24 month period.

     In the event we elect to terminate the employment of any of these executives for any reason other than cause at any other time during the term of their agreements, the executive will receive (1) the greater of (a) 12 months base salary or (b) 6 months base salary plus one additional month for each year of service with the Company, and (2) his prorated annual target bonus for the year in which termination occurs. These amounts will be paid out in equal installments over the total number of months of base salary to be received.

     In the event any of these executives elects to terminate his employment for "good reason," as defined in each of the respective agreements, at any other time during the term of his agreement, the executive will receive (1) the greater of (a) 12 months base salary plus the target annual bonus or (b) 6 months base salary plus one additional month for each year of service with the Company plus, in either case, his target annual bonus prorated for that period, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid out in equal installments over the total number of months of base salary to be received.

     The executive's unvested stock options will continue to vest in accordance with their normal vesting schedule during any time that the payments described above are made under his agreement. However, the executive's unvested stock options will vest immediately upon a change in control event, as defined in the agreements. All of the executive's vested options may be exercised through the earlier of the following dates: (1) the expiration date of his options and
(2) the first anniversary of the last day that any payment is made under the agreement.

     Each executive will receive a retention payment equal to 1.5 times his base salary plus target annual bonus for the prior year in the event he remains an employee of the Company on January 1, 2002 (the "2002 Payment"). Each executive will receive an additional retention payment of 0.5 times his base salary plus his target annual bonus for the prior year if he remains an employee of the Company on January 1, 2003 (the "2003 Payment"). In the event we elect to terminate the executive's employment for any reason other than cause or the executive elects to terminate his employment for "good reason" prior to January 1, 2002, the 2002 Payment will be prorated from January 1, 2000 through the executive's termination date (provided that Mr. Grainger would receive at least
1.0 times his base salary plus target annual bonus). In the event the executive's employment terminates under either of these circumstances during 2002, the 2003 Payment will be prorated from January 1, 2002 through the executive's termination date.

     The executive will continue to receive medical coverage, his annual physical and tax preparation services during the period that any payments are required to be made under the agreement. In addition, in the event that any of the payments provided for under the agreement are considered golden parachute payments subject to federal excise taxes, we will pay additional amounts to the executive so that he will receive the net amounts after payment of taxes.

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the five other most highly compensated executive officers of the Company who served in such capacities as of January 1, 2000 (other than Jeffrey R. Rodek who resigned from the Company as of October 11, 1999) (the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                                                 ANNUAL COMPENSATION                LONG-TERM COMPENSATION AWARDS
                                         ------------------------------------       -----------------------------
                                                                                     RESTRICTED      SECURITIES       ALL OTHER
                                                                                       STOCK         UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)(1)    BONUS($)(2)       AWARDS($)(3)   OPTIONS/SARS(#)      ($)(4)
---------------------------------------------------------------------------------------------------------------------------------
Jerre L. Stead, Chairman of the Board    1999             --             --                --              --               --
   and Chief Executive Officer(5)        1998             --             --                --              --               --
                                         1997             --             --                --         400,000               --

Jeffrey R. Rodek, former President and   1999       $394,231             --                --          50,000         $ 11,078
   Worldwide Chief Operating Officer(6)  1998        494,231       $284,637                --          80,000           15,527
                                         1997        500,000        468,198                --              --           14,262

Michael J. Grainger, Executive Vice      1999        360,000             --                --         138,000           14,700
   President and Worldwide Chief         1998        321,249        147,501                --          60,000          142,977
   Financial Officer                     1997        310,000        313,420(7)             --              --           16,256

Gregory M.E. Spierkel, Executive Vice    1999        276,327         75,000          $439,875         136,450          211,476
   President and President, Ingram       1998        282,025         87,279                --          44,000            2,675
   Micro Europe(8)                       1997        145,615         61,839                --         100,000           13,863

Henri T. Koppen, Senior Vice             1999        240,500         84,175           318,750          76,830            8,084
   President and President,              1998        171,100         14,818                --         100,000           35,273
   Ingram Micro Latin America(9)         1997             --             --                --              --               --

James E. Anderson, Jr., Senior Vice      1999        320,000             --                --          74,880           12,904
   President, Secretary and              1998        296,539        104,735                --          38,000           21,320
   General Counsel                       1997        285,000        249,745(7)             --              --          106,823

-----------------
(1) The 1999 salary information is as of the last payroll period ending prior to January 1, 2000. Includes amounts deferred under qualified and nonqualified defined contribution compensation plans.

(2) In respect of each of 1997, 1998 and 1999, the bonuses generally were paid in February or March of the following years.

(3)  Award will vest 50% October 15, 2000 and 50% October 15, 2002.

(4) Includes the following amounts for 1999: Mr. Rodek (group term life insurance, $680; accidental death and dismemberment insurance, $102; employer thrift and supplemental plan contributions, $10,096; financial planning, $200); Mr. Grainger (group term life insurance, $696; accidental death and dismemberment insurance, $104; employer thrift and supplemental plan contributions, $13,500; and financial planning, $200); Mr. Spierkel (group term life insurance, $504; accidental death and dismemberment insurance, $76; imputed value of company car, $3,417; relocation allowance, $7,500; net expatriate incurred expenses, $19,228; taxes paid by the company relating to his assignment outside the United States, $153,118; and incentive pay for employment outside of the United States, $27,633); Mr. Koppen (group term life insurance, $456; accidental death and dismemberment insurance, $69; employer thrift and supplemental plan contributions, $6,013; and financial planning, $1,546); and Mr. Anderson (group term life insurance, $612, accidental death and dismemberment insurance, $92; employer thrift and supplemental plan contributions, $12,000; and financial planning, $200).

(5) Mr. Stead resigned as Chief Executive Officer when Mr. Foster joined the Company as Chief Executive Officer and President on March 6, 2000.

(6) Mr. Rodek resigned as President and Chief Operating Officer effective on October 11, 1999. Information provided in the Summary Compensation Table is through his effective date of resignation.

(7)  Includes $40,000 paid in December 1997.

(8) Mr. Spierkel joined the Company as Senior Vice President and President, Ingram Micro Asia Pacific on July 24, 1997.

(9) Mr. Koppen joined the Company as Senior Vice President and President, Ingram Micro Latin America on January 15, 1998.

STOCK OPTION GRANTS IN FISCAL YEAR 1999

     The following table provides information relating to stock options granted to the named executive officers for the year ended January 1, 2000.

------------------------------------------------------------------------------------------------------------
                                                     INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------
                                                 % OF TOTAL
                                NUMBER OF       OPTIONS/SARS
                               SECURITIES        GRANTED TO                                    ALTERNATIVE
                               UNDERLYING       EMPLOYEES OF    EXERCISE OR                     TO GRANT
                              OPTIONS/SARS     THE COMPANY IN   BASE PRICE       EXPIRATION   DATE PRESENT
NAME                             GRANTED         FISCAL YEAR      ($/SH)            DATE        VALUE($)(5)
------------------------------------------------------------------------------------------------------------
Jerre L. Stead.............         --                 --              --               --            --

Jeffrey R. Rodek...........     50,000(1)             .64%       $ 30.375          1/31/07      $698,580

Michael J. Grainger........     38,000(2)             .49          30.375          1/31/07       530,921
                               100,000(3)            1.29         12.5625          9/30/09       711,570

Gregory M.E. Spierkel......     26,450(2)             .34          30.375          1/31/07       369,549
                                10,000(4)             .13         25.9375          5/17/07       122,846
                               100,000(3)            1.29         12.5625          9/30/09       711,570

Henri T. Koppen............     26,450(2)             .34          30.375          1/31/07       369,549
                                50,380(3)             .65         12.5625          9/30/09       358,489

James E. Anderson, Jr. ....     24,500(2)             .32          30.375          1/31/07       342,304
                                50,380(3)             .65         12.5625          9/30/09       358,489
------------------------------------------------------------------------------------------------------------

----------------
(1) Such options were originally exercisable in five annual installment, beginning February 1, 2000. Upon his resignation, options which were to vest at any time prior to April 2, 2000 were vested as of October 11, 1999.

(2) Such options become exercisable in five equal annual installments, beginning February 1, 2000.

(3) Such options become exercisable in two years. Fifty percent on May 1, 2000 and the remainder in three equal installments every six months beginning November 1, 2000.

(4) Such options become exercisable in five equal annual installments, beginning May 18, 2000.

(5) The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model, using the following assumptions: for grants on February 1, 1999 - stock price volatility of 49.75%, expected option life of 4.0 years, dividend yield of 0%, and risk free interest rate of 6.3%; for the grants on October 1, 1999 - stock price volatility of 58.47%, expected option life of 1.0 years, dividend yield of 0% and risk free interest rate of 4.71%; for the grant on May 18, 1999 - stock price volatility of 53.23%, expected option life of 4 years, dividend yield of 0%, and risk free interest rate of 5.7%.

OPTION EXERCISES AND VALUES FOR FISCAL 1999

         The table below sets forth the following information with respect to option exercises during fiscal 1999 by each of the named executive officers and the status of their options at January 1, 2000.

o the number of shares of common stock acquired upon exercise of options during fiscal 1999;

o    the aggregate dollar value realized upon the exercise of such options;

o the total number of exercisable and non-exercisable stock options held at January 1, 2000; and

o the aggregate dollar value of in-the-money exercisable options at January 1, 2000

--------------------------------------------------------------------------------------------------------------
                                   SHARES
                              ACQUIRED ON                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                 EXERCISE        VALUE      UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
NAME                          DURING 1999  REALIZED($)    OPTIONS/SARS AT YEAR END              AT YEAR END($)
--------------------------------------------------------------------------------------------------------------
                                                         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                         -------------------------   -------------------------
Jerre L. Stead..............        --          --              1,875,000/890,000                          0/0

Jeffrey R. Rodek............        --          --                      454,294/0                  1,870,071/0

Michael J. Grainger.........        --          --                279,240/303,166              756,254/233,489

Gregory M.E. Spierkel.......        --          --                 98,800/231,650                     0/56,250

Henri T. Koppen.............        --          --                 20,000/156,830                     0/28,339

James E. Anderson, Jr. .....        --          --                215,051/261,026            1,480,877/392,858
--------------------------------------------------------------------------------------------------------------

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The stock price performance graph below, which assumes a $100 investment on November 1, 1996 and reinvestment of any dividends, compares cumulative total shareowner return (assuming reinvestment of dividends) of the Company, the New York Stock Exchange, Inc. ("NYSE") Composite Index and the Standard Industrial Classification ("SIC") Code Index (SIC Code 5045--Computer and Computer Peripheral Equipment and Software) for the period beginning November 1, 1996, the date on which trading of the Company's Class A common stock commenced, through January 1, 2000. The closing price of the Class A common stock was $13.125 on January 1, 2000 and $14.6875 on March 27, 2000. The historic price performance of the Company's Class A common stock is not an indication of its future performance.

                                    [GRAPH]

                               11/01/96    12/28/96   01/03/98   01/02/99   01/01/00
                               --------    --------   --------   --------   --------
     Ingram Micro Inc......     $100.00     $114.63    $141.46    $172.56    $ 64.02
     SIC Code Index........      100.00       98.57      86.58      81.32      84.22
     NYSE Composite Index..      100.00      105.25     138.48     164.76     180.41

                    ITEM 2--APPROVAL OF THE INGRAM MICRO INC.
                           2000 EQUITY INCENTIVE PLAN

     Effective as of February 16, 2000, our Board of Directors adopted, subject to the approval of the Company's shareowners, the 2000 Equity Incentive Plan (the "2000 Plan"). The following is a summary of the material terms of the 2000 Plan and is not intended to be complete. However, a copy of the 2000 Plan is attached to this proxy statement as Exhibit A and you are advised to review the actual terms of the 2000 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE INGRAM MICRO INC. 2000 EQUITY INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the 2000 Plan is to promote the interests of the Company and our shareowners by: (1) attracting and retaining exceptional Directors, executive personnel and other key employees of the Company and our affiliates;
(2) motivating our employees and Directors by means of performance-related incentives to achieve longer-range performance goals; and (3) enabling our employees and Directors to participate in the long-term growth and financial success of the Company.

HOW IS THE PLAN ADMINISTERED?

     The 2000 Plan is administered by a Committee appointed by our Board of Directors. Each Committee member that will administer the 2000 Plan is a non-employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee has broad discretion, subject to contractual restrictions affecting the Company, on the specific terms and conditions of each award and any rules that may be applicable to awards. The scope of the Committee's discretion includes, but is not limited to, the effect that death, retirement, or other termination of employment of the participant may have on an award made under the 2000 Plan.

     The exercise price of an option is determined by the Committee at the time of grant. The Committee may also determine at the time of grant, and at any time thereafter, the terms under which options and other awards shall vest and become exercisable.

HOW MANY SHARES CAN BE AWARDED UNDER THE PLAN?

     Under the 2000 Plan, 20,000,000 shares of the Company's Class A common stock, or such other securities as may be designated by the Committee from time to time, will be available for awards. If any shares covered by an award granted under the 2000 Plan are forfeited, an award is settled for cash or otherwise terminates or is canceled without the delivery of shares, then the shares covered by that award will, unless any dividends have been paid on such shares, again become shares with respect to which awards may be granted.

WHAT ARE THE ELIGIBILITY AND PARTICIPATION CRITERIA?

     Eligibility to participate in the 2000 Plan is limited to our employees and employees of our subsidiaries who are selected by the Committee and any member of our Board of Directors. Currently, approximately 15,000 of our employees and employees of our subsidiaries are eligible to participate in the 2000 Plan. We anticipate that less than 3% of those eligible will participate in the 2000 Plan.

Participation in the 2000 Plan is at the discretion of the Committee. No employee may be granted awards covering more than 2,000,000 shares in any calendar year.

WHAT ARE THE TYPES OF AWARDS THAT MAY BE MADE UNDER THE PLAN?

     The 2000 Plan permits the granting of the following types of awards: (1) stock options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), (2) options other than incentive stock options, which will be referred to as non-qualified stock options, (3) stock appreciation rights, or SARs, granted either alone or in tandem with other awards under the 2000 Plan, (4) restricted share awards and restricted share units, (5) performance awards, and (6) other stock-based awards.

HOW CAN THE PLAN BE AMENDED OR TERMINATED?

     Our Board of Directors may amend, alter, or terminate the 2000 Plan at any time. However, we must generally obtain approval by our shareowners for any change that would require shareowner approval under any regulatory or tax requirement that our Board deems desirable to comply with or to obtain relief under. In addition, any amendment, alteration or termination of the 2000 Plan is subject to the requirement that no rights under an outstanding award may be impaired by such action without the consent of the holder. The Committee may amend or modify the terms of any outstanding award, but only with the consent of the participant if such amendment would impair his or her rights. In the event of certain corporate transactions or events affecting the shares or the structure of the Company, the Committee may make certain adjustments as set forth in the 2000 Plan.

WHEN DOES THE PLAN TERMINATE?

     Unless earlier terminated by our Board of Directors, the 2000 Plan will terminate on February 15, 2010.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN?

     The 2000 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

     OPTIONS. There will be no federal income tax consequences to a participant or the Company upon the grant of either an incentive stock option or a nonqualified stock option under the 2000 Plan.

         NONQUALIFIED STOCK OPTION. A participant will recognize ordinary income when he or she exercises a nonqualified stock option. The amount of the income is the amount by which the fair market value of the stock received upon exercise of the option (assuming the stock is fully vested in the employee at that date) exceeds the exercise price of the option. The Company is generally entitled to an income tax deduction equal to the amount included as compensation in the gross income of the participant at the time that income is required to be recognized by the participant, i.e., at the time of exercise of the option.

         INCENTIVE STOCK OPTION. A participant will not recognize any immediately taxable income when he or she exercises an incentive stock option. A participant can defer income recognition until the time that shares are sold and may also have the benefit of long-term capital gain treatment for any gain if the prescribed holding periods are met. Some of these holding periods and employment requirements are liberalized in the event of a participant's death or disability while employed by the Company.

The Company is generally not entitled to any tax deduction with respect to the grant or exercise of incentive stock options.

     If the participant does not hold the shares for the full term of the required holding periods, a portion of the gain on the sale of such shares will be taxed to a participant as ordinary income and the Company will be entitled to a deduction in the same amount, subject to certain conditions. The amount taxed as ordinary income will be the lesser of the following: (1) the fair market value of the shares on the date of exercise minus the option price or (2) the amount realized on disposition minus the exercise price. The balance of any gains will be taxed as short-term or long-term capital gain, depending on the holding period.

     In addition, the "spread" between the exercise price and the fair market value of the stock upon exercise of the option is an adjustment in computing alternative minimum taxable income for the participant in the year that the participant exercises the option.

     STOCK APPRECIATION RIGHTS. There will be no federal income tax consequences to either a participant or the Company upon the grant of a SAR. Normally, the holder of a SAR will recognize ordinary income on the date the SAR is exercised. The amount of income the participant realizes on the exercise of the SAR is equal to the cash/and or the fair market value of property received. At the time a SAR is exercised, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the participant and is also required to withhold payroll taxes on this amount.

     RESTRICTED SHARE AWARDS AND RESTRICTED SHARE UNITS. There will be no federal income tax consequences to either a participant or the Company upon the grant of restricted share awards and restricted share units until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted share awards or restricted share units. At that time, a participant generally will recognize taxable income equal to the aggregate amount of cash received and the then fair market value of the shares and, subject to certain conditions, the Company will be entitled to a corresponding deduction. However, a participant may elect under Section 83(b) of the Code, within 30 days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

     The Company is entitled to a deduction for the compensation element inherent in a restricted stock award at the time the participant includes the amounts as ordinary income - either upon the lapse of the restriction or at the time of any election by the participant under Section 83(b) of the Code.

     PERFORMANCE AWARDS. There will be no federal income tax consequences to a participant or the Company upon the grant of performance awards. Participants generally will recognize taxable income at the time when payment for the performance awards is received in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. The Company is generally entitled to an income tax deduction equal to the amount included as compensation in the gross income of the participant at the time that income is required to be recognized by the participant, subject to certain conditions.

WHAT IS THE REQUIRED VOTE?

     Approval of the 2000 Plan requires the affirmative vote of a majority of the total voting power represented by outstanding shares of common stock present or represented at the Annual Meeting and entitled to vote.

                                  OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareowners, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 1999. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the 2000 Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareowners. It is anticipated that the Audit Committee of the Board of Directors will recommend that PricewaterhouseCoopers LLP be selected to serve as the Company's independent accountants for 2000.

                                  ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended January 1, 2000, including the consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants, and their report thereon dated February 17, 2000, except as to the second paragraph of Note 5, which is as of March 8, 2000, is being mailed to all shareowners with this proxy statement. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (with exhibit 99.01 only), as filed with the United States Securities and Exchange Commission (the "SEC"), will be sent to any shareowner without charge upon written request to Ingram Micro Inc., 1600 East St. Andrew Place, Santa Ana, California 92705, Attention: Corporate Communications and Investor Relations Department. Our Annual Report on Form 10-K can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov or our Internet site at http://www.ingrammicro.com.

                              SHAREOWNER PROPOSALS

     Shareowners interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of shareowners in 2001 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareowner proposals must be received by the Company's Secretary no later than December 14, 2000.


                                             By order of the Board of Directors,


                                             /s/ JAMES E. ANDERSON, JR.
                                             -----------------------------------
                                             James E. Anderson, Jr.
                                             Senior Vice President,
                                             Secretary and General Counsel

April 13, 2000
Santa Ana, California

                                                                       EXHIBIT A


                                INGRAM MICRO INC.
                           2000 EQUITY INCENTIVE PLAN


     SECTION 1. PURPOSE. The purposes of the Ingram Micro Inc. 2000 Equity Incentive Plan are to promote the interests of Ingram Micro Inc. and its shareowners by (i) attracting and retaining exceptional members of the Board, executive personnel and other key employees of Micro and its Affiliates, as defined below; (ii) motivating such employees and Board members by means of performance-related incentives to achieve longer-range performance goals; and
(iii) enabling such employees and Board members to participate in the long-term growth and financial success of Micro.

     SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

     "AFFILIATE" means (i) any entity that is, directly or indirectly, controlled by Micro and (ii) any other entity in which Micro has a significant equity interest or which has a significant equity interest in Micro, in either case as determined by the Committee.

     "AWARD" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

     "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "BOARD" means the Board of Directors of Micro.

     "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "Non-Employee Director" within the meaning of Rule 16b-3. Until otherwise determined by the Board, the Human Resources Committee or any successor or replacement thereof designated by the Board shall be the Committee under the Plan.

     "DISABILITY" shall have the meaning determined from time to time by the Committee.

     "EMPLOYEE" means an employee of Micro or any Affiliate and any member of the Board.

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     "EXECUTIVE OFFICER" means, at any time, an individual who is an executive officer of Micro within the meaning of Exchange Act Rule 3b-7 or who is an officer of Micro within the meaning of Exchange Act Rule 16a-1(f).

     "FAIR MARKET VALUE" means with respect to the Shares, as of any given date or dates, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock as reported in the Wall Street Journal or such other publication selected by the Committee. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares, the lack of liquidity of the Shares, the fact that the Shares may represent a minority interest and such other factors as the Committee shall in its discretion deem relevant or appropriate.

     "INCENTIVE STOCK OPTION" means a right to purchase Shares from Micro that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "MICRO" means Ingram Micro Inc., a Delaware corporation, together with any successor thereto.

     "NON-QUALIFIED STOCK OPTION" means a right to purchase Shares from Micro that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "OPTION" means an Incentive Stock Option or a Non-Qualified Stock Option.

     "OTHER STOCK-BASED AWARD" means any right granted under Section 10 of the Plan.

     "PARTICIPANT" means any Employee selected by the Committee to receive an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

     "PERFORMANCE AWARD" means any right granted under Section 9 of the Plan.

     "PERSON" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "PLAN" means this Ingram Micro Inc. 2000 Equity Incentive Plan.

     "RESTRICTED STOCK" means any Shares granted under Section 8 of the Plan.

     "RESTRICTED STOCK UNIT" means any unit granted under Section 8 of the Plan.

     "RETIREMENT" shall have the meaning determined from time to time by the Committee.

     "RULE 16B-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" means the United States Securities and Exchange Commission or any successor thereto.

     "SHARES" means shares of Class A common stock, $.01 par value, of Micro or such other securities as may be designated by the Committee from time to time.

     "STOCK APPRECIATION RIGHT" means any right granted under Section 7 of the Plan.

     "SUB-PLAN" means any sub-plan or sub-plans adopted by the Committee under
Section 14(q) of the Plan.

     "SUBSTITUTE AWARDS" means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Micro or with which Micro combines.

     SECTION 3.  ADMINISTRATION.

     (a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting Micro, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: designate Participants; determine the type or types of Awards to be granted to an eligible Employee; determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; determine the terms and conditions of any Award and Award Agreement; determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and adopt and administer one or more Sub-Plans. The Committee may, in its sole discretion, delegate to one or more Executive Officers the power to make Awards under the plan provided that at the time of such grant no recipient of such Awards shall be an Executive Officer. Without limiting the foregoing, the Committee may impose such conditions with respect to the exercise and/or settlement of any Awards, including without limitation, any relating to the application of Federal or state securities laws or the laws, rules or regulations of any jurisdiction outside the United States, as it may deem necessary or advisable.

     (b) COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including Micro, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

     SECTION 4.  SHARES AVAILABLE FOR AWARDS.

     (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b) and 4(c), the number of Shares with respect to which Awards may be granted under the Plan and all Sub-Plans shall be 20,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of

Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Employee of Micro may receive Awards under the Plan in any calendar year that relate to more than 2,000,000 Shares.

     (b) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Micro, issuance of warrants or other rights to purchase Shares or other securities of Micro, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number of Shares of Micro (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, the number of Shares or other securities of Micro (or number and kind of other securities or property) subject to outstanding Awards, and the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that except to the extent deemed desirable by the Committee with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     (c) SUBSTITUTE AWARDS. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which Substitute Awards are granted to Employees who are officers or directors of Micro for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

     (d) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. ELIGIBILITY. Any Employee, including any officer or employee-director of Micro or any Affiliate, and any member of the Board, shall be eligible to be designated a Participant.

     SECTION 6. STOCK OPTIONS.

     (a) GRANT. Subject to the provisions of the Plan and contractual restrictions affecting Micro, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the

Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) EXERCISE PRICE. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted.

     (c) EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.

     (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by Micro. Such payment may be made: in cash; in Shares already owned by a Participant (the value of such Shares shall be their Fair Market Value on the date of exercise); by a combination of cash and Shares; if approved by the Committee, in accordance with a cashless exercise program under which either, if so instructed by a Participant, Shares may be issued directly to such Participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or Shares may be issued by Micro to such Participant's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to Micro that portion of the proceeds from the sale of such Shares that is equal to the exercise price of the Option(s) relating to such Shares; or in such other manner as permitted by the Committee at the time of grant or thereafter.

     SECTION 7. STOCK APPRECIATION RIGHTS.

     (a) GRANT. Subject to the provisions of the Plan and contractual restrictions affecting Micro, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall have a grant price as determined by the Committee on the date of grant.

     (b) EXERCISE AND PAYMENT. A Stock Appreciation Right shall entitle a Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) OTHER TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

     (a) GRANT. Subject to the provisions of the Plan and contractual provisions affecting Micro, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to Micro, and the other terms and conditions of such Awards.

     (b) PAYMENT. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

     (c) DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to a Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

     SECTION 9. PERFORMANCE AWARDS.

     (a) GRANT. Subject to the provisions of the Plan and contractual provisions affecting Micro, the Committee shall have sole and complete authority to determine the Employees who shall receive a "Performance Award", which shall consist of a right which is denominated in cash or Shares, valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and payable at such time and in such form as the Committee shall determine.

     (b) TERMS AND CONDITIONS. Subject to the terms of the Plan, any contractual provisions affecting Micro and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 10. OTHER STOCK-BASED AWARDS. The Committee shall have authority to grant to eligible Employees an "Other Stock-Based Award", which shall consist of any right which is not an Award described in Sections 6 through 9 above and which is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan;

provided that any such rights must comply with applicable law, and to the extent deemed desirable by the Committee, with Rule 16b-3. Subject to the terms of the Plan, any contractual provisions affecting Micro and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

     SECTION 11. TERMINATION OR SUSPENSION OF EMPLOYMENT OR SERVICE.

     The following provisions shall apply in the event of a Participant's termination of employment or service unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (a) NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

          (i) Termination of Employment or Service.

               (A) Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant's employment or service with Micro or its Affiliates is terminated for any reason other than death, Disability, or Retirement, a Participant's right to exercise any Non-Qualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (x) the sixtieth day following such termination of employment or service or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or services. A Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised. Any time spent by a Participant in the status of "leave without pay" shall extend the period otherwise required for purposes of determining the extent to which any such Award or portion thereof has vested or otherwise become exercisable or nonforfeitable.

               (B) Notwithstanding any of the provisions of Section 11(a)(i)(A), in respect of a Participant employed outside the United States, such Participant's right to exercise any Non-Qualified Stock Option and Stock Appreciation Rights shall terminate, and such Option or Stock Appreciation Right shall expire and lapse, on the earlier of (x) the sixtieth day following the first to occur of the time such Participant's employer gives notice to a Participant of termination of Participant's employment, or such Participant gives notice to such Participant's employer to terminate Participant's employment, or if no such notice is given, on the date Participant's employment is terminated (whichever the first to occur of (1), (2) or (3) collectively, "Notice/Termination") or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the Notice/Termination. A Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of Notice/Termination and shall not have been exercised. Any such Participant shall not be entitled and, by applying for or accepting the grant of any Non-Qualified Stock Option or Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever, to any sum or other benefit to compensate for the loss of any rights under the Plan.

          (ii) DEATH. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant's employment or service with Micro or its Affiliates is terminated by reason of death all then non-exercisable Non-Qualified Stock Options and Stock Appreciation Rights held by such Participant shall be immediately exercisable and a Participant or his successor shall have the right to exercise any Non-Qualified Stock Option or Stock Appreciation Right during the one year period following such termination of employment or service, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service.

          (iii) DISABILITY. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant's employment or service with Micro or its Affiliates is terminated by reason of Disability, all then non-exercisable Non-Qualified Stock Options and Stock Appreciation Rights held by such Participant shall continue to vest pursuant to the vesting schedule in effect on the date of Disability and such Participant shall have the right to exercise such Non-Qualified Stock Option or Stock Appreciation Right through the one year period following the last vesting date, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service. If a Participant dies while under a Disability, such Participant's rights with respect to such Option or Stock Appreciation Right shall be determined under Clause (ii) above.

          (iv) RETIREMENT. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant's employment or service with Micro or its Affiliates is terminated by reason of Retirement, a Participant shall have the right to exercise any Non-Qualified Stock Option or Stock Appreciation Right exercisable on the Retirement date during the one year period following such termination of employment or service, but in no event shall such option be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service. The meaning of the term "Retirement" shall be determined by the Committee.

          (v) ACCELERATION OR EXTENSION OF EXERCISABILITY. Notwithstanding the foregoing, the Committee may, in its discretion, provide at any time that an Option or Stock Appreciation Right granted to a Participant may vest at a date earlier than that set forth above, that an Option or Stock Appreciation Right granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option or Stock Appreciation Right would have expired had it not been for the termination of a Participant's employment or service, and that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of Micro.

     (b) INCENTIVE STOCK OPTIONS AND RELATED STOCK APPRECIATION RIGHTS.

          (i) TERMINATION OF EMPLOYMENT OR SERVICE.

               (A) Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant's employment or service with Micro or its Affiliates is terminated for any reason other than death, Disability, or Retirement, a Participant's right to exercise any Incentive Stock Option or related Stock Appreciation Right shall terminate, and such Option or related Stock Appreciation Right shall expire, on the earlier of (x) the ninetieth day following such termination of employment or service or
          (y) the date such Option or related Stock Appreciation Right would have expired had it not been for the termination of employment or services. A Participant shall have the right to exercise such Option or related Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

               (B) Notwithstanding any of the provisions of Section 11(b)(i)(A), in respect of a Participant employed outside the United States, such Participant's right to exercise any Incentive Stock Option and related Stock Appreciation Rights shall terminate and such Option and related Stock Appreciation Right shall expire and lapse, on the earlier of (x) the ninetieth day following Notice/Termination or (y) the date such Option and related Stock Appreciation Right would have expired had it not been for the Notice/Termination. A Participant shall have the right to exercise such Option and related Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of Notice/Termination and shall not have been exercised. Any such Participant shall not be entitled, and by applying for or accepting the grant of any Incentive Stock Option, whether or not in conjunction with a Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever to any sum or other benefit to compensate for the loss of any rights under the Plan.

          (ii) DEATH, DISABILITY OR RETIREMENT. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant's employment or service with Micro or its Affiliates is terminated by reason of death, Disability or Retirement, a Participant or his successor (if employment or service is terminated by death) shall have the right to exercise any exercisable Incentive Stock Option or related Stock Appreciation Right during the 90 day period following such termination of employment or service, but in no event shall such option be exercisable later than the date the Incentive Stock Option would have expired had it not been for the termination of such employment or services. To the extent such Incentive Stock Option or related Stock Appreciation Right is not exercised prior to the termination of such 90 day period, the unexercised balance of such Option automatically will be deemed a Non-Qualified Stock Option, and such Option and related Stock Appreciation Right will vest and be exercisable as provided in Section 11(a)(ii), (iii) or (iv) hereof, as the case may be, but in no event shall such Option or related Stock

     Appreciation Right be exercisable later than the date the Option or related Stock Appreciation Right would have expired had it not been for the termination of such employment or service, provided that in the event that a Participant dies in such 90-day period the Option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

          (iii) ACCELERATION OR EXTENSION OF EXERCISABILITY. Notwithstanding the foregoing, the Committee may, in its discretion, provide at any time that an Option and related Stock Appreciation Right granted to a Participant may vest at a date earlier than that set forth above, that an Option and related Stock Appreciation Right granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option and related Stock Appreciation Right would have expired had it not been for the termination of such Participant's employment or service, and that an Option and related Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of Micro.

     (c) RESTRICTED STOCK.

          (i) Except as otherwise determined by the Committee at the time of grant or as required to comply with applicable law, upon termination of employment or service for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by a Participant and reacquired by Micro at the price (if any) paid by a Participant for such Restricted Stock; provided that, except as the Committee may at any time otherwise provide, in the event of such Participant's Disability or death such Restricted Stock shall be subject to forfeiture and/or vesting as provided in Section 11(a)(ii) and (iii) hereof, as the case may be. In cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Micro, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Any time spent by a Participant in the status of "leave without pay" shall extend the period otherwise required for purposes of determining the extent to which any such Award or portion thereof has vested or otherwise become exercisable or nonforfeitable.

          (ii) In the case of a Participant employed outside the United States, except to the extent (if any) provided in the Plan in the case of termination of such Participant's employment by reason of death, Disability or Retirement, any rights of such Participant relating to Restricted Stock and Restricted Stock Units or Performance Awards or Other Stock Based-Awards shall lapse and no longer be capable of exercise at the date of Notice/Termination. Any such Participant shall not be entitled and, by applying for or accepting any such Award or accepting the same he shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever, to any sum or other benefit to compensate for the loss of any rights under the Plan.

     (d) Except as the Committee may otherwise determine, for purposes hereof any termination of a Participant's employment or service for any reason shall occur on the date such Participant ceases to perform services for Micro or any Affiliate without regard to whether such Participant continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination or, with respect to a member of the Board who is not also an employee of Micro or any Affiliate, the date such Participant is no longer a member of the Board.

     SECTION 12. MERGER. In the event of a merger of Micro with or into another corporation, each outstanding Award may be assumed or an equivalent award may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, an Award is not assumed or substituted, the Award shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

     SECTION 13. AMENDMENT AND TERMINATION.

     (a) AMENDMENTS TO THE PLAN. The Board may terminate or discontinue the Plan at any time and the Board or the Committee may amend or alter the Plan or any portion thereof at any time; provided that no such amendment, alteration, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board or the Committee deems it necessary or desirable to qualify or comply.

     (b) AMENDMENTS TO AWARDS. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) CANCELLATION. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

     SECTION 14. GENERAL PROVISIONS.

     (a) DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide a Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b) NONTRANSFERABILITY.

          (i) Except as provided in subsection (ii) below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

          (ii) Notwithstanding subsection (i) above, the Committee may determine that an Award may be transferred by a Participant to one or more members of a Participant's immediate family, to a partnership of which the only partners are members of a Participant's immediate family, or to a trust established by a Participant for the benefit of one or more members of a Participant's immediate family. For this purpose, immediate family means a Participant's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subsection (ii) may not further transfer an Award. A trust described in this subsection (ii) may not be amended to benefit any Person other than a member of a Participant's immediate family. An Award transferred pursuant to this subsection shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 11 relating to the effect on the Award of the death, Retirement or termination of employment of a Participant, and shall be subject to such other rules as the Committee shall determine.

     (c) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d) SHARE CERTIFICATES. All certificates for Shares or other securities of Micro or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any stock exchange upon which such Shares or other securities are then listed and any applicable Federal, state or foreign laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) WITHHOLDING. A Participant may be required to pay to Micro or any Affiliate, and Micro or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of Micro to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

     (f) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to a Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent Micro or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of Micro or any Affiliate. Further, Micro or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i) RIGHTS AS A STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent a Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (j) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (k) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, whether domestic or foreign, or entitle Micro to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to Micro by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of Micro, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal securities laws and any other laws, whether domestic or foreign, to which such offer, if made, would be subject.

     (m) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Micro or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Micro or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Micro or any Affiliate.

     (n) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (o) TRANSFER RESTRICTIONS. Shares acquired hereunder may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan or the applicable Award Agreement.

     (p) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (q) SUB-PLANS. Subject to the terms hereof, the Committee may from time to time adopt one or more Sub-Plans and grant Awards thereunder as it shall deem necessary or appropriate in its sole discretion in order that Awards may comply with the laws, rules or regulations of any jurisdiction; provided, however, that neither the terms of any Sub-Plan nor Awards thereunder shall be inconsistent with the Plan.

     SECTION 15. TERM OF THE PLAN.

     (a) EFFECTIVE DATE. The Plan shall be effective as of February 16, 2000, subject to approval by the shareowners of Micro. Awards may be granted hereunder prior to such shareowner approval subject in all cases, however, to such approval.

     (b) EXPIRATION DATE. No Award shall be granted under the Plan after February 15, 2010. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1 AND 2.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                              FOR   WITHHELD     NOMINEES:
1. Election of Directors      [ ]     [ ]        01 Don H. Davis, Jr.
                                                 02 Kent B. Foster
                                                 03 John R. Ingram
                                                 04 Martha R. Ingram
   For, except vote withheld                     05 Orrin H. Ingram II
   from the following nominee(s):                06 Philip M. Pfeffer
                                                 07 Gerhard Schulmeyer
   ___________________________________________   08 Joe B. Wyatt

                                                                  FOR   WITHHELD
2. Approval of the Ingram Micro Inc. 2000 Equity Incentive Plan   [ ]      [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                   PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                   JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING
                                   AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


                                   ---------------------------------------------


                                   ---------------------------------------------
                                    SIGNATURE(S)                  DATE


--------------------------------------------------------------------------------

* FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL *



                              [INGRAM MICRO LOGO]


Dear Shareowner:

INGRAM MICRO INC. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. TO VOTE OVER THE INTERNET:
   *Log on to the Internet and go to the web site http://www.eproxyvote.com/im

2. TO VOTE BY TELEPHONE:
   *On a touch-tone telephone, call (1-877-779-8683) 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

IF YOU CHOOSE TO VOTE YOUR SHARES ELECTRONICALLY, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                    THIS PROXY IS BEING SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS OF         PROXY
                               INGRAM MICRO INC.
                                                               INGRAM MICRO INC.
The undersigned, a shareowner of Ingram Micro Inc. (the
"Company"), hereby appoints James E. Anderson, Jr. and
Michael J. Grainger, and each of them individually, as         ANNUAL MEETING
Proxies to represent and vote all of the Company's Class       OF SHAREOWNERS
A Common Stock and Class B Common Stock held of record
by the undersigned, each with full power of substitution,      MAY 17, 2000
at the Annual Meeting of the Shareowners of the Company,
to be held at 80 Micro Drive, Jonestown, Pennsylvania,
on Wednesday, May 17, 2000 at 10:00 a.m., local time,             [INGRAM
and at any adjournment or postponement thereof.                 MICRO LOGO]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT
OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1 AND 2.
YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN
THIS CARD OR ATTEND THE MEETING AND VOTE IN PERSON.

If this Proxy relates to shares held for the undersigned
in the Ingram Micro Savings Plan, then, when properly
executed, it shall constitute instructions to the plan            SEE REVERSE
trustees to vote in the manner directed herein.                      SIDE



--------------------------------------------------------------------------------

  * DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED *